EXHIBIT 4.18

                             SUBSCRIPTION AGREEMENT
                               FLOW-THROUGH UNITS

To: Parkside 2000 Resources Corp. (the "Issuer") of 16493 - 26th Avenue, Surrey, B.C. V3S 9W9


The undersigned (the "Subscriber") hereby acknowledges that the Issuer is proceeding with a private placement of units of the Issuer (the "Units") at a price of $0.20 per Unit, each Unit being comprised of one flow-through common share in the capital of the Issuer (a "Share") and one common share purchase warrant of the Issuer (a "Warrant"), and tenders to the Issuer this subscription offer which, upon acceptance by the Issuer, will constitute an agreement of the Subscriber to subscribe for, take up, purchase and pay for and, on the part of the Issuer, to issue and sell to the Subscriber the number of Units set out below (the "Purchased Securities") on the terms and subject to the conditions set out in this Agreement.

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     Number of Units:                          ---------------------------------

     Total Purchase Price at $0.20 per Unit:   ---------------------------------
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PLEASE MAKE CHEQUES AND BANK DRAFTS PAYABLE TO "PARKSIDE 2000 RESOURCES CORP."


DATED at __________________, "January/February 2003."



-----------------------------------          -----------------------------------
(Name of Subscriber - please print)          (Subscriber's Address)

by: _______________________________          -----------------------------------
(Official Capacity or Title - please
print)
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Authorized Signature                         (Telephone Number)

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(Please print name of individual             (Facsimile Number)
whose signature appears above if
different than the name of the
Subscriber printed above).                   -----------------------------------
                                             (Email Address)

DETAILS OF BENEFICIAL PURCHASER IF
NOT SAME AS SUBSCRIBER:

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(Name - please print)                        (Beneficial Purchaser's Address)

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(if space is inadequate please
attach a schedule containing the
necessary information)

REGISTRATION INSTRUCTIONS:                            DELIVERY INSTRUCTIONS:

___________________________________          Instructions:
Name

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Account reference, if applicable             Account reference, if applicable

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Address                                      Contact Name

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                                             Address

                                             -----------------------------------

                                             -----------------------------------
                                             Telephone Number

                                             -----------------------------------
                                             Facsimile Number

PRESENT OWNERSHIP OF SECURITIES

The Subscriber either [CHECK APPROPRIATE BOX]:

[_] owns directly or indirectly, or exercises control or direction over, no common shares in the capital of the Issuer or securities convertible into common shares in the capital of the Issuer; or

[_]      owns directly or indirectly,  or exercises  control or direction  over,
         __________ common shares in the capital of the Issuer and convertible securities entitling the Subscriber to acquire an additional __________ common shares in the capital of the Issuer.


INSIDER STATUS

The Subscriber either [CHECK APPROPRIATE BOX]:

[_] is an "Insider" of the Issuer as defined in the SECURITIES ACT (British Columbia); or

[_]      is not an Insider of the Issuer.

MEMBER OF "PRO GROUP"

The Subscriber either [CHECK APPROPRIATE BOX]:

[_] is a Member of the "Pro Group" as defined in the Rules of the TSX Venture Exchange; or

[_]      is not a member of the Pro Group.


This subscription is accepted by Parkside 2000 Resources Corp. on the 21st day of January, 2003.

PARKSIDE 2000 RESOURCES CORP.

Per:

------------------------------
Authorized Signatory

1.       INTERPRETATION

1.1.     In this Agreement, unless the context otherwise requires:

         (a) "1933 Act" means the United States SECURITIES ACT of 1933, as amended;

         (b)      "Acts" means the Alberta Act, and the B.C. Act, collectively;

         (c) "Alberta Act" means the SECURITIES ACT (Alberta), the regulations and rules made thereunder and all instruments, policy statements, blanket orders, notices, directions and rulings issued by the Alberta Securities Commission, all as amended;

         (h) "B.C. Act" means the SECURITIES ACT (British Columbia), the regulations and rules made thereunder and all instruments, policy statements, blanket orders, notices, directions and rulings issued by the British Columbia Securities Commission, all as amended;

         (i) "CEE" means Canadian Exploration Expenses, as defined in subsection 66.1(6) of the ITA;

         (j) "BI 72-503" means BC Instrument 72-503 of the British Columbia Securities Commission entitled "Distribution of Securities Outside of British Columbia";

         (k) "Closing" means the day the Purchased Securities are issued to the Subscriber;

         (l) "Commissions" means the Alberta Securities Commission and the British Columbia Securities Commission;

         (m) "Directed Selling Efforts" has the meaning ascribed to it in Regulation S;

         (n)      "Exchange" means the TSX Venture Exchange;

         (o) "Exemptions" means the exemptions from the prospectus requirements of the Acts which are outlined in Part 3 (Family, Friends and Business Associates) or Part 5 (Accredited Investor) of Multilateral Instrument 45-103 or BI 72-503;

         (p) "Exploration Expenditures" means expenditures which qualify for CEE;

         (q) "Exploration Fund" means the exploration fund created from 100% of the proceeds from the sale of the FT Shares, to be expended on the Exploration Program which will qualify as CEE under the ITA;

         (r) "Exploration Program" means the exploration program which the Issuer intends to undertake with respect to its properties;

         (s)      "Flow-Through   Subscription  Funds"  means  the  subscription
                  proceeds paid by the Subscriber for FT Shares as provided on page 1 of this Subscription Agreement;

         (t) "ITA" means Income Tax Act (Canada) and the regulations thereunder, both as amended;

         (u)      "Foreign Issuer" has that meaning ascribed to it in Regulation
                  S;

         (v) "FT Shares" means the previously unissued common shares in the capital of the Issuer offered by the Issuer pursuant to the Private Placement comprising part of the Units;

         (w) "Multilateral Instrument 45-102" means Multilateral Instrument 45-102 "Resale of Securities" published by the Canadian Securities Administrators;

         (x) "Multilateral Instrument 45-103" means Multilateral Instrument 45-103 "Capital Raising Exemptions" adopted by the Alberta and British Columbia Securities Commissions;

         (y) "Parties" or "Party" means the Subscriber, the Issuer or both, as the context requires;

         (z) "Private Placement" means the offering of the Units on the terms and conditions contained in this Agreement;

         (aa) "Purchased Securities" means those Units which the Subscriber has agreed to purchase under this Agreement;

         (bb)     "Regulation S" means  Regulation S promulgated  under the 1933
                  Act;

         (cc)     "Regulatory   Authorities"   means  the  Commissions  and  the
                  Exchange;

         (dd) "Securities" means the Units, FT Shares, the Warrants and the Warrant Shares;

         (ee) "Substantial U.S. Market Interest" has that meaning ascribed to it in Regulation S;

         (ff)     "United States" has that meaning  ascribed to it in Regulation
                  S;

         (gg) "Units" means the units of the Issuer offered by the Issuer pursuant to the Private Placement, each comprised of one FT Share and one Warrant;

         (hh) "U.S. Person" has that meaning ascribed to it in Regulation S (which includes, but is not limited to, an individual resident in the United States and an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the United States);

         (ii) "Warrants" means share purchase warrants of the Issuer which will be issued as part of the Units; and

         (jj)     "Warrant   Shares"   means   the   previously   unissued   non
                  flow-through common shares in the capital of the Issuer which will be issued upon the exercise of the Warrants.

1.2 Time is of the essence of this Agreement and will be calculated in accordance with the provisions of the INTERPRETATION ACT (British Columbia).

1.3 This Agreement is to be read with all changes in gender or number as required by the context.

1.4 The headings in this Agreement are for convenience of reference only and do not affect the interpretation of this Agreement.

1.5      All references to currency refer to Canadian dollars.

1.6 This Agreement is governed by, subject to and interpreted in accordance with the laws prevailing in the Province of British Columbia and the courts of the Province of British Columbia will have the exclusive jurisdiction over any dispute arising in connection with this Agreement.

2.       THE UNITS

2.1 The FT Shares and Warrants will be issued and registered in the name of the Subscriber or its nominee.

2.2 The aggregate subscription price for the Units will be allocated, as to $0.1999 per FT Share and, as to $0.0001 per Warrant.

3.       THE WARRANTS

3.1 Each whole Warrant will entitle the holder, on exercise, to purchase one Warrant Share at a price of $0.25 for a two year period following the Closing.

3.2 The certificates representing the Warrants will, among other things, include provisions for the appropriate adjustment in the class, number and price of the Warrant Shares issued on exercise of the Warrants upon the occurrence of certain events, including any subdivision, consolidation or reclassification of the Issuer's common shares, the payment of stock dividends and the amalgamation of the Issuer.

3.3 The issue of the Warrants will not restrict or prevent the Issuer from obtaining any other financing, or from issuing additional securities or rights, during the period within which the Warrants may be exercised.

4.       REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER

4.1 The Subscriber acknowledges, represents, warrants and covenants to and with the Issuer that, as at the date given above and at the Closing:

         (a) no prospectus has been filed by the Issuer with any of the Commissions in connection with the issuance of the Securities, such issuance is exempted from the prospectus requirements of the Acts and that:

                  (i) the Subscriber is restricted from using most of the civil remedies available under the Acts;

                  (ii) the Subscriber may not receive information that would otherwise be required to be provided to him under the Acts; and

                  (iii) the Issuer is relieved from certain obligations that would otherwise apply under the Acts;

         (b) the Subscriber certifies that it is resident in British Columbia, Alberta or resident outside of Canada and the United States;

         (c) the Subscriber is purchasing the Purchased Securities as principal for its own account and not for the benefit of any other person or is deemed under the Acts to be purchasing the Purchased Securities as principal, and in either case is not purchasing the Purchased Securities with a view to the resale or distribution of all or any of the Securities;

         (d) the Subscriber, if not a resident of British Columbia, certifies that it is not resident in British Columbia and acknowledges that:

                  (i)      no  securities   commission  or  similar   regulatory
                           authority has reviewed or passed on the merits of the Securities;

                  (ii) there is no government or other insurance covering the Securities;

                  (iii) there are risks associated with the purchase of the Securities;

                  (iv) there are restrictions on the Subscriber's ability to resell the Securities and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the Securities; and

                  (v) the Issuer has advised the Subscriber that the Issuer is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell the Securities through a person registered to sell securities under the Acts and, as a consequence of acquiring the Securities pursuant to this exemption, certain protections, rights and remedies provided by the Act, including statutory rights of rescission or damages, will not be available to the Subscriber;

         (e)      the Subscriber is either:

                  (i) an accredited investor as defined in Multilateral Instrument 45-103 and has completed the "Accredited Investor Questionnaire" attached as Appendix II; or

                  (ii) a director, senior officer or control person of the Issuer, or of an affiliate of the Issuer; or

                  (iii) a spouse, parent, grandparent, brother, sister or child of a director, senior officer or control person of the Issuer, or of an affiliate of the Issuer; or

                  (iv) a close personal friend of a director, senior officer or control person of the Issuer, or of an affiliate of the Issuer; or

                  (v) a close business associate of a director, senior officer or control person of the Issuer, or of an affiliate of the Issuer; or

                  (vi) a person or company that is wholly-owned by any combination of persons or companies described in paragraphs 4.1(e)(ii) to (v);

         (f) if the Subscriber is a close personal friend of a director, senior officer or control person of the Issuer or of an affiliate of the Issuer, the Subscriber is a direct close personal friend and has known such person for a sufficient period of time to be in a position to assess the capabilities and trustworthiness of that person and is not a close personal friend solely because:

                  (i) the individual is a member of the same organization, association or religious group; or

                  (ii)     the individual is a client or former client;

         (g) if the Subscriber is a close business associate of a director, senior officer or control person of the Issuer or of an affiliate of the Issuer, the Subscriber is a direct close business associate and has had sufficient prior business dealings with such person to be in a position to assess the capabilities and trustworthiness of that person and is not a:

                  (iii) casual business associate or a person introduced or solicited for the purpose of purchasing securities; or

                  (iv)     close   business   associate   solely   because   the
                           individual is a client or former client;

         (h)      if  the  Subscriber  is  resident   outside  of  Canada,   the
                  Subscriber:

                  (i) is knowledgeable of, or has been independently advised as to the applicable securities laws of the securities regulatory authorities (the "Authorities") having application in the jurisdiction in which the Subscriber is resident (the "International Jurisdiction") which would apply to the acquisition of the Securities, if any;

                  (ii) is purchasing the Purchased Securities pursuant to exemptions from the prospectus and registration requirements under the applicable securities laws of the Authorities in the International Jurisdiction or, if such is not applicable, the Subscriber is permitted to purchase the Purchased Securities under the applicable securities laws of the Authorities in the International Jurisdiction without the need to rely on any exemption; and

                  (iii) the applicable securities laws of the Authorities in the International Jurisdiction do not require the Issuer to make any filings or seek any approvals of any nature whatsoever from any Authority of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of the Purchased Securities;

         (i) to the best of the Subscriber's knowledge, the Units were not advertised;

         (j) no person has made to the Subscriber any written or oral representations:

                  (i) that any person will resell or repurchase any of the Securities;

                  (ii) that any person will refund the purchase price of any of the Securities;

                  (iii) as to the future price or value of any of the Securities; or

                  (iv) that any of the Securities will be listed and posted for trading on a stock exchange or that application has been made to list and post the any of the Securities for trading on a stock exchange, other than the listing of the FT Shares and the Warrant Shares on the Exchange;

         (k) the Subscriber is not a "control person" of the Issuer as defined in the Acts, will not become a "control person" by virtue of the purchase of the Purchased Securities, and does not intend to act in concert with any other person to form a control group of the Issuer;

         (l) this subscription has not been solicited in any other manner contrary to the Acts or the 1933 Act;

         (m) the Subscriber acknowledges that the Securities have not been registered under the 1933 Act or the securities laws of any state of the United States, and such securities must be held indefinitely and may not be offered or sold unless registered under the 1933 Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available, and that the Issuer has no obligation or present intention of filing a registration statement under the 1933 Act in respect of the any of the Securities;

         (n) the Purchased Securities are not being acquired directly or indirectly, for the account or benefit of a U.S. Person or a person in the United States and the Subscriber does not have any agreement or understanding (either written or oral) with any U.S. Person of a person in the United States respecting:

                  (i) the transfer or assignment of any rights or interest in any of the Securities;

                  (ii) the division of profits, losses, fees, commissions, or any financial stake in connection with this subscription; or

                  (iii)    the voting of the FT Shares or the Warrant Shares;

         (o) the current structure of this transaction and all transactions and activities contemplated hereunder is not a scheme to avoid the registration requirements of the 1993 Act;

         (p)      it  has  no  intention  to  distribute   either   directly  or
                  indirectly any of the Securities in the United States or to U.S. Persons;

         (q) the Subscriber acknowledges and agrees that the offer to purchase the Purchased Securities was not made to the Subscriber when the Subscriber was in the United States and that:

                  (i)      the Subscriber is not a U.S. Person;

                  (ii) the Subscriber is not and will not be purchasing the Purchased Securities for the account or benefit of any U.S. Person;

                  (iii) the Subscriber will not engage in any Directed Selling Efforts in respect of the Securities;

                  (iv) the Subscriber agrees not to engage in hedging transactions with regard to the Securities except in compliance with the 1933 Act; and

                  (v) the Issuer shall refuse to register any transfer of the Securities not made in accordance with the provisions of Regulation S, pursuant to registration under the 1933 Act, or pursuant to an available exemption from registration under the 1933 Act;

         (r) the Subscriber has no knowledge of a "material fact" or "material change" (as those terms are defined in the Acts) in the affairs of the Issuer that has not been generally disclosed to the public, save knowledge of this particular transaction;

         (s) the Subscriber's decision to tender this offer and purchase the Purchased Securities has not been made as a result of any verbal or written representation as to fact or otherwise made by or on behalf of the Issuer, or any other person and is based entirely upon currently available public information concerning the Issuer and the information contained in this Agreement and the Offering Memorandum;

         (t)      the  offer  made  by  this  subscription  is  irrevocable  and
                  requires   acceptance  by  the  Issuer  and  approval  of  the
                  Exchange;

         (u) the Issuer will have the right to accept this subscription offer in whole or in part and the acceptance of this subscription offer will be conditional upon the sale of the Purchased Securities to the Subscriber being exempt from the prospectus requirements of the relevant securities legislation;

         (v) the Subscriber has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto and, if an individual is of full age of majority, and if the Subscriber is a corporation it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation, and all necessary approvals by its directors, shareholders and others have been given to authorize the execution of this Agreement on behalf of the Subscriber;

         (w) the entering into of this Agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a part or by which he is or may be bound;

         (x) this Agreement has been duly executed and delivered by the Subscriber and constitutes a legal, valid and binding obligation of the Subscriber enforceable against the Subscriber;

         (y) the Subscriber has been independently advised as to the applicable hold periods imposed in respect of the Securities by applicable securities legislation and regulatory policies and confirms that no representations by the Issuer have been made respecting the hold periods applicable to the Securities and is aware of the risks and other characteristics of the Securities and of the fact that the Subscriber may not be able to resell the Securities purchased by it except in accordance with the applicable securities legislation and regulatory policies and that the Securities may be subject to resale restrictions and may bear a legend to this effect;

         (z)      the  Subscriber,  and any  beneficial  purchaser  for whom the
                  Subscriber   is  acting,   is  resident  in  the  province  or
                  jurisdiction set out on the cover page of this Agreement;

         (aa) if required by applicable securities legislation, policy or order or by any securities commission, stock exchange or other regulatory authority, the Subscriber will execute, deliver, file and otherwise assist the Issuer in filing such reports, undertakings and other documents with respect to the issue of the Securities as may be required;

         (bb) the Subscriber has not purchased the Purchased Securities as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communication published in any newspaper, magazine or similar media or broadcast over radio, television or internet or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

         (cc) the Subscriber has been advised to consult its own legal advisors with respect to resale restrictions applicable to the Securities and the Subscriber is solely responsible (and the Issuer is not responsible) for compliance with applicable resale restrictions;

         (dd)     this   Subscription   Agreement  has  been  duly  and  validly
                  authorized, executed and delivered by and constitutes a legal, valid, binding and enforceable obligation of the Subscriber;

         (ee) the Subscriber, or, where it is not purchasing as principal, each beneficial purchaser, has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of its investment and is able to bear the economic risk of loss of its investment;

         (ff) the Subscriber, if a corporation, has previously filed with the Exchange a Form 4C, Corporate Placee Registration Form, and represents and warrants that there has been no change to any of the information in the Corporate Placee Registration Form previously filed with the Exchange up to the date of this Agreement, or will deliver a completed Form 4C, Corporate Placee Registration Form in the form attached hereto as Appendix I to the Issuer for filing with the Exchange in accordance with Section 9.1 hereof; and

         (gg) the Subscriber agrees that the above representations, warranties and covenants in this subsection will be true and correct both as of the execution of this subscription and as of the day of Closing.

4.2 The foregoing representations, warranties and covenants are made by the Subscriber with the intent that they be relied upon by the Issuer in determining its suitability as a purchaser of Units, and the Subscriber hereby agrees to indemnify the Issuer against all losses, claims, costs, expenses and damages or liabilities which any of them may suffer or incur as a result of reliance thereon. The Subscriber undertakes to notify the Issuer immediately of any change in any representation, warranty or other information relating to the Subscriber set forth herein which takes place prior to the Closing.

5.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE ISSUER

5.1 The Issuer represents, warrants and covenants that, as of the date given above and at the Closing:

         (a) the Issuer is a valid and subsisting corporation in good standing under the laws of the Province of British Columbia;

         (b) the Issuer is duly registered and licensed to carry on business in the jurisdictions in which it carries on business or owns property where required under the laws of that jurisdiction;

         (c)      the   issued   capital   of  the  Issuer  is  fully  paid  and
                  non-assessable;

         (d) the Issuer will reserve or set aside sufficient shares in its treasury to issue the FT Shares and the Warrant Shares, and upon their issuance the FT Shares and the Warrant Shares will be duly and validly issued as fully paid and non-assessable;

         (e) except as qualified by the disclosure in all prospectuses, filing statements and press releases filed with the Commissions or the Exchange or the Offering Memorandum, if any, (the "Disclosure Record"), the Company is the beneficial owner of the properties, business and assets or the interests in the properties, business or assets referred to in the Disclosure Record, and the properties are in good standing under the applicable laws of the jurisdictions in which they are situated;

         (f) the financial statements of the Issuer filed with any of the Commissions have all been prepared in accordance with Canadian generally accepted accounting principles, accurately reflect the financial position and all material liabilities (accrued, absolute, contingent or otherwise) of the Issuer as of the date thereof, and no adverse material changes in the financial position of the Issuer have taken place since the date thereof;

         (g) the Issuer has complied and will comply fully with the requirements of all applicable corporate and securities laws and administrative policies and directions, including, without limitation, the Acts and the COMPANY ACT (British Columbia) in relation to the issue and trading of its securities and in all matters relating to the Private Placement;

         (h) there is not presently, and will not be until the closing of the Private Placement, any material change, as defined in the Acts, relating to the Issuer or change in any material fact, as defined in the Acts, relating to the Issuer or any of the Securities which has not been or will not be fully disclosed in accordance with the requirements of the Acts and the policies of the Exchange;

         (i) the issue and sale of the Securities by the Issuer does not and will not conflict with, and does not and will not result in a breach of, any of the terms of the Issuer's incorporating documents or any agreement or instrument to which the Issuer is a party;

         (j) the Issuer is not a party to any actions, suits or proceedings which could materially affect its business or financial condition, and to the best of the Issuer's knowledge no such actions, suits or proceedings are contemplated or have been threatened;

         (k)      there  are  no   judgments   against  the  Issuer   which  are
                  unsatisfied, nor is the Issuer subject to any consent decrees or injunctions;

         (l) this Agreement has been or will be by the Closing, duly authorized by all necessary corporate action on the part of the Issuer, and the Issuer has or will have by the Closing full corporate power and authority to undertake the Private Placement;

         (m) the Issuer is or will be prior to the Closing a "Qualifying Issuer" as defined in Multilateral Instrument 45-102 and the "hold period" under Multilateral Instrument 45-102 will not exceed four months from the date of issuance of the Purchased Securities in respect of the FT Shares, the Warrants and the Warrant Shares;

         (n) the Issuer is not in default of any of the requirements of the Acts or any of the administrative policies or notices of the Exchange;

         (o) no order ceasing or suspending trading in securities of the Issuer nor prohibiting the sale of such securities has been issued to and is outstanding against the Issuer or its directors, officers or promoters or against any other companies that have common directors, officers or promoters and no investigations or proceedings for such purposes are pending or threatened;

         (p) except as disclosed in the Disclosure Record, no person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming such a right, agreement or option, for the issue or allotment of any unissued shares in the capital of the Issuer or its subsidiaries, if any, or any other security convertible into or exchangeable for any such shares, or to require the Issuer or its subsidiaries, if any, to purchase, redeem or otherwise acquire any of the issued and outstanding shares in its capital;

         (q) the Issuer has filed all federal, provincial, local and foreign tax returns which are required to be filed, or have requested extensions thereof, and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for such assessments, fines and penalties which are currently being contested in good faith; and

         (r) the Issuer has established on its books and records reserves which are adequate for the payment of all taxes not yet due and payable and there are no liens for taxes on the assets of the Issuer or its subsidiaries, if any, except for taxes not yet due, and there are no audits of any of the tax returns of the Issuer which are known by the Issuer's management to be pending, and there are no claims which have been or may be asserted relating to any such tax returns which, if determined adversely, would result in the assertion by any governmental agency of any deficiency which would have a material adverse effect on the properties, business or assets of the Issuer.

5.2 The representations and warranties contained in this section will survive the Closing.

6.       CLOSING

6.1 The Closing will take place after the date of the conditional letter of acceptance of the Exchange for the Private Placement on such date as is determined by the Issuer, but in any event no later than 90 days following the date of this Agreement.

6.2      Upon execution of this  Agreement,  the Subscriber  will deliver to the
         Issuer:

         (a)      this subscription form, duly executed;

         (b) a certified cheque or bank draft for the total price of the Purchased Securities made payable to the Issuer;

         (c) if the Subscriber is not an individual, a fully executed corporate placee registration form in the form set out in Appendix I, if not already filed with the Exchange, or if the most recently filed form has changed; and

         (d)      a  duly  competed  and  fully  executed   Accredited  Investor
                  Questionnaire in the form set out in Appendix II, if the Subscriber is an Accredited Investor.

6.3 As soon as practicable following the Closing Date, the Issuer will deliver the Subscriber the certificates representing the FT Shares and the Warrants comprising the Subscriber's Units registered in the name of the Subscriber or its nominee.

7.       RESALE RESTRICTIONS

The Subscriber understands and acknowledges that the FT Shares and Warrants comprising the Units and the Warrant Shares issuable on exercise of the Warrants will be subject to certain resale restrictions under the Acts, the 1933 Act, the laws of the jurisdiction in which the Subscriber resides and the Exchange's policies, the terms of which may be endorsed on the certificates representing such Securities, and the Subscriber agrees to comply with such resale restrictions. The Warrants are non-transferrable. The Subscriber also acknowledges that it has been advised to consult its own independent legal advisor with respect to the applicable resale restrictions and the Subscriber is solely responsible for complying with such restrictions and the Issuer is not in any manner responsible for ensuring compliance by the Subscriber with the applicable resale restrictions.

8.       TAX PROVISIONS RELATING TO FT SHARES

8.1 USE OF FLOW-THROUGH SUBSCRIPTION FUNDS. The Subscriber acknowledges and the Issuer covenants that:

         (a) the Flow-Through Subscription Funds will be deposited into the Exploration Fund on the date of Closing;

         (b) the Exploration Fund will be deposited into an interest-bearing account with a Canadian chartered bank separate from the Issuer's other funds, until all the Exploration Fund has been expended, and any interest accruing in this account will be solely for the benefit of the Issuer and will be added to the working capital of the Issuer;

         (c) the Issuer will, pursuant to the terms of this Agreement, use the Exploration Fund to incur expenditures which will qualify as CEE, within 24 months from the end of the month in which this Agreement is accepted by the Issuer; and

         (d) the Issuer will renounce CEE to the Subscriber as soon as reasonably practicable but in any event before March of the first calendar year beginning after the expiration of the 24 month period referred to in paragraph 8.1(c).

8.2 ADDITIONAL SUBSCRIBERS PARTICIPATING IN EXPLORATION PROGRAM. The Subscriber acknowledges that the Issuer will be entering into agreements similar to this Agreement with other persons. Such agreements will be dated on or about the same date as this Agreement. The funds paid to the Issuer pursuant to the terms of such agreements will also be deposited in the Exploration Fund. Should the Issuer intend, however, to issue additional "flow-through" securities pursuant to a private placement or pursuant to a public offering different from the Offering, any subscription funds received from such private placement or public offering will be deposited into a bank account separate from the Exploration Fund and will not be commingled with the funds comprising the Exploration Fund, it being the intention of the parties that a separate exploration account be established for each such private placement or public offering. The Issuer will expend such exploration accounts in chronological order with reference to:

         (a) the reference date of the flow-through security funding and the renunciation agreements entered into for such private placement; and

         (b)      the date of closing such public offering,

         such that the subscription funds from the oldest "flow-through" financing will always be spent first and renunciation made in respect of such expenditures before any renunciations are made in respect of any exploration expenditures that are financed from subsequent "flow-through" financings.

8.3 INCOME TAX REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER. To the extent that the Subscriber is seeking from the Issuer the renunciation of CEE, the Subscriber represents and warrants to the Issuer that:

         (a) the Subscriber is a resident of Canada for purposes of the ITA at all times and has legal capacity and competence to enter into this Agreement;

         (b) the Subscriber is acquiring the FT Shares on its own account and not on behalf of any other person;

         (c) the Subscriber is not a "principal-business corporation" within the meaning of subsection 66(15) of the ITA, a trader or dealer in resource properties referred to in subsection 66(5) of the ITA, or a partnership or trust; and

         (d) the Subscriber deals at arm's length, for purposes of the ITA, with the Issuer at all times.

8.4 INCOME TAX REPRESENTATIONS AND WARRANTIES OF THE ISSUER. The Issuer represents and warrants to the Subscriber that:

         (a) it is a "principal-business corporation" within the meaning prescribed by subsection 66(15) of the ITA; and

         (b) the FT Shares, when issued, will not constitute "prescribed shares" as defined in section 6202.1 of the regulations to the ITA.

8.5 APPLICATION OF EXPLORATION FUND. Subject to the Issuer's right to revise the Exploration Program as provided for in section 8.6 below, the Issuer will apply all funds deposited in the Exploration Fund exclusively for the purpose of performing the Exploration Program and the Issuer will only apply such funds to incur Exploration Expenditures which qualify as CEE.

8.6 REVISION OF EXPLORATION FUND. While it is the present intention of the Issuer to undertake the Exploration Program, it is the nature of mining exploration that data and information acquired during the conduct of an exploration program may alter the initially proposed program of exploration and the Issuer expressly reserves the right to alter the Exploration Program on the advice of its technical staff or consultants and further reserves the right to substitute other exploration programs on which to expend all or part of the Flow-Through Subscription Funds, provided that any expenditures in respect of such substituted or altered programs qualify as CEE.

8.7      EXPLORATION  BENEFITS.  Subscribers  will not acquire any rights in the
         properties  of  the  Issuer,   including  property  acquired  with  the
         Exploration Fund.

8.8 FILING OF AGREEMENT. The Issuer will file with Canada Customs and Revenue Agency, together with a copy of this Agreement, the prescribed form referred to in subsection 66(12.68) of the ITA on or before the last day of the month following the earlier of:

         (a)      the month in which this Agreement is entered into; and

         (b) the month in which any "selling instrument" as that term is defined in subsection 66(15) of the ITA, relating to this Agreement is first delivered to the Subscriber or other potential investors of the Issuer.

8.9      ISSUER TO RENOUNCE CEE. The Issuer covenants and agrees that it shall:

         (a) in the form prescribed for purposes of the ITA and within the time limited thereby, renounce to Subscribers on or with effect on December 31 (the "effective date") in each calendar year during the period commencing on the day this Agreement is entered into and ending 24 months after the end of the month that includes that day, the greatest amount in respect of CEE that the Issuer has
                  incurred  with  the   Exploration   Fund  (and  has  not  been
                  previously renounced) to the effective date of such renunciation and within sixty (60) days thereafter;

         (b) have no right to claim any deduction for purposes of the ITA in respect of any amounts so renounced; and

         (c) renounce to the Subscriber an amount equal to but not exceeding the Flow-Through Subscription Funds.

8.10 ISSUER MAY RECEIVE ASSISTANCE IN RESPECT OF THE EXPLORATION EXPENDITURES. The Issuer acknowledges that it may receive assistance, as defined in paragraph 66(15) of the ITA, in respect of the Exploration Expenditures or the Exploration Program and that such assistance will accrue solely to the benefit of the Issuer and the Subscriber will have no interest therein. Nevertheless, in the event that net CEE incurred by the Issuer, pursuant to the terms of this Agreement, is less than the Flow-Through Subscription Funds, then the Issuer will spend the assistance funds on eligible CEE and renounce such additional CEE to the Subscriber in order to make up the shortfall.

8.11 ALLOCATION OF EXPLORATION EXPENDITURES. For the purposes of determining the extent to which the Flow-Through Subscription Funds have been the subject of renunciation, the total amount expended from the Exploration Fund on Exploration Expenditures will be allocated among all subscribers who have contributed to the Exploration Fund on a basis pro-rata to the relative amounts of their respective Flow-Through Subscription Funds.

8.12 ISSUER TO ACCOUNT TO SUBSCRIBER. The Issuer will maintain proper accounting books and records relating to the Exploration Expenditures. On the completion of the Exploration Program, the Issuer will account to the Subscriber in respect of the application of the Exploration Fund.

8.13 NO DISSEMINATION OF CONFIDENTIAL INFORMATION. The Issuer will be entitled to hold confidential all exploration information relating to any program on which any portion of the Exploration Fund is expended pursuant to this Agreement and will not be obligated to make such information available to any Subscriber except in the manner and at such time as it makes any such information available to its shareholders or to the public pursuant to the rules and policies of any stock exchange or laws, regulations or policies of any province.

8.14 FORCE MAJEURE. Notwithstanding paragraph 8.1(c), if the Issuer is prevented or delayed from performing any of its obligations hereunder or from incurring CEE on behalf of the Subscriber or in carrying out any programs contemplated hereby by reason by any act of God, strike, labour dispute, lockout, threat of imminent strike, fire, flood, interruption or delay in transportation, war, insurrection or mob violence requirements or regulation of government or statute, unavoidable casualties, shortage of labour, equipment or materials, plant breakdown or failure of operating equipment or any disabling cause without regard to the foregoing enumeration beyond its control or which cannot be overcome by the means normally employed in performance, then and in every such event, any such prevention or delay shall not constitute a breach of this Agreement but, subject to the requirements of the Act concerning the renunciation of CEE to the Subscriber in respect of "Flow-Through Shares", performance of any of the said obligations or requirements to incur CEE on behalf of the Subscriber or to perform any such program shall be suspended during such period of disability and the period of all such delays resulting from any such causes shall be excluded in computing the time within which anything required to be permitted by the Issuer is to be done hereunder, it being understood that the time within which anything is to be done, or made pursuant hereto, shall be extended by the total period of all such delays.

9.       MISCELLANEOUS

9.1 The Subscriber hereby authorizes the Issuer to correct any errors in, or complete any minor information missing from this Agreement, the corporate placee registration form (Appendix I) or the Accredited Investor Questionnaire (Appendix II) which has been executed by the Subscriber and delivered to the Issuer. The Subscriber consents to the filing of such documents and any other documents as may be required to be filed with any stock exchange or securities regulatory authority in connection with the Private Placement.

9.2 Without limitation, this subscription and the transactions contemplated hereby are conditional upon and subject to the Issuer receiving the Exchange's approval of this subscription and the transactions contemplated hereby.

9.3 This Agreement, which includes any interest granted or right arising under this Agreement, may not be assigned or transferred.

9.4 Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Agreement contains the entire agreement between the Parties with respect to the Securities and there are no other terms, conditions, representations or warranties whether expressed, implied, oral or written, by statute, by common law, by the Issuer, or by anyone else.

9.5      The Parties may amend this Agreement only in writing.

9.6      This Agreement enures to the benefit of and is binding upon the Parties
         and,  as  the  case  may  be,  their   respective   heirs,   executors,
         administrators and, successors.

9.7 A Party will give all notices or other written communications to the other Party concerning this Agreement by hand or by registered mail addressed to such other Party's respective address which is noted on the cover page of this Agreement.

9.8 This Agreement may be executed in counterparts, each of which when delivered will be deemed to be an original and all of which together will constitute one and the same document and the Issuer will be entitled to rely on delivery by facsimile machine of an executed copy of this subscription, and acceptance by the Issuer of such facsimile copy will be equally effective to create a valid and binding agreement between the Subscriber and the Issuer as if the Issuer had accepted the subscription originally executed by the Subscriber.

                                   APPENDIX I
                              TSX VENTURE EXCHANGE
                                     FORM 4C

                       CORPORATE PLACEE REGISTRATION FORM


Where subscribers to a Private Placement are not individuals, the following information about the placee must be provided. This Form will remain on file with the Exchange. The corporation, trust, portfolio manager or other entity (the "Placee") need only file it once, and it will be referenced for all subsequent Private Placements in which it participates. If any of the information provided in this Form changes, the Placee must notify the Exchange prior to participating in further placements with Exchange listed companies. If as a result of the Private Placement, the Placee becomes an Insider of the Issuer, Insiders of the Placee are reminded that they must file a Personal Information Form (2A) with the Exchange.


1.       Placee Information:


         (a)  Name of Placee:
                             ---------------------------------------------------

         (b)  Complete Address:
                               -------------------------------------------------

         (c)  Jurisdiction of Incorporation or Creation:
                                                        ------------------------

2.       (a)  Is the Placee purchasing securities as a portfolio manager (Yes/
No)?

         (b) Is the Placee carrying on business as a portfolio manager outside of Canada (Yes/No)?

3.       If the answer to 2(b) above was "Yes", the undersigned certifies that:

         (a) It is purchasing securities of an Issuer on behalf of managed accounts for which it is making the investment decision to purchase the securities and has full discretion to purchase or sell securities for such accounts without requiring the client's express consent to a transaction;

         (b) it carries on the business of managing the investment portfolios of clients through discretionary authority granted by those clients (a "portfolio manager" business) in _________________________ [jurisdiction], and it is permitted by law to carry on a portfolio manager business in that jurisdiction;

         (c) it was not created solely or primarily for the purpose of purchasing securities of the Issuer;

         (d) the total asset value of the investment portfolios it manages on behalf of clients is not less than $20,000,000; and

         (e) it has no reasonable grounds to believe, that any of the directors, senior officers and other insiders of the Issuer, and the persons that carry on investor relations activities for the Issuer has a beneficial interest in any of the managed accounts for which it is purchasing.

4. If the answer to 2(a), above was "No", please provide the names and addresses of control persons of the Placee:

------------------- ----------------- --------------------- --------------------

NAME                CITY              PROVINCE OR           COUNTRY
                                      STATE
------------------- ----------------- --------------------- --------------------


------------------- ----------------- --------------------- --------------------


------------------- ----------------- --------------------- --------------------


------------------- ----------------- --------------------- --------------------


------------------- ----------------- --------------------- --------------------

The undersigned acknowledges that it is bound by the provisions of applicable Securities Law, including provisions concerning the filing of insider reports and reports of acquisition (See for example, sections 87 and 111 of the SECURITIES ACT (British Columbia) and sections 176 and 182 of the SECURITIES ACT (Alberta).

Dated at                                       on
         -------------------------------------    ------------------------------


                                ------------------------------------------------
                                (Name of Purchaser - please print)

                                ------------------------------------------------
                                (Authorized Signature)

                                ------------------------------------------------
                                (Official Capacity - please print)

                                ------------------------------------------------
                                (please print name of individual whose signature appears above)


                          THIS IS NOT A PUBLIC DOCUMENT

                                   APPENDIX II


                        ACCREDITED INVESTOR QUESTIONNAIRE


(Capitalized terms not specifically defined in this Questionnaire have the meaning ascribed to them in the Subscription Agreement to which this Schedule is attached.)

In  connection  with the execution of the  Subscription  Agreement to which this
Schedule is attached, the undersigned (the "Subscriber") represents and warrants to the Issuer that:

If I am an individual (that is, a natural person and not a corporation, partnership, trust or other entity), then I satisfy one or more of the categories indicated below (please place an "X" on the appropriate lines):


____ Category 1         an  individual  who,  either  alone  or  jointly  with a
                        spouse,  beneficially  owns  financial  assets having an
                        aggregate realizable value that before taxes, but net of
                        any  related  liabilities,   exceeds  $1,000,000,  where
                        "financial   assets"  means  cash  and   securities  and
                        "related liabilities" means (i) liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or (ii) liabilities that are secured by financial assets

____ Category 2         an  individual  whose net income  before taxes  exceeded
                        $200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent years and who, in either case, reasonably expects to exceed that net income level in the current year

____ Category 3         an   individual    registered   under   the   securities
                        legislation of any province or territory of Canada, as an adviser or dealer, other than a limited market dealer registered under the SECURITIES ACT (Ontario)

____ Category 4         an individual  registered or formerly  registered  under
                        the securities legislation of any province or territory of Canada as a representative of a person or company registered under the securities legislation of any province or territory of Canada, as an adviser or dealer, other than a limited market dealer registered under the SECURITIES ACT (Ontario)

If the Subscriber is NOT an individual (that is, the Subscriber is a corporation, partnership, trust or other entity other than an individual), then the Subscriber satisfies one or more of the categories indicated below (please place an "X" on the appropriate lines):


Institutional Investors


____ Category 5         a  bank  listed  in  schedule  I or II of the  BANK  ACT
                        (Canada),  or  an  authorized  foreign  bank  listed  in
                        schedule III of the BANK ACT (Canada)

____ Category 6         the  Business  Development  Bank of Canada  incorporated
                        under  the  Business  Development  Bank  of  Canada  Act
                        (Canada)

____ Category 7         a loan  corporation or trust company that, in each case,
                        is authorized to carry on business in Canada or a province or territory of Canada

____ Category 8         a credit union or caisse  populaire  that, in each case,
                        is authorized to carry on business in Canada or a province or territory of Canada

____ Category 9         an association under the COOPERATIVE CREDIT ASSOCIATIONS
                        ACT (Canada) located in Canada

____ Category 10        an insurance company  authorized to carry on business in
                        Canada or a province or territory of Canada

____ Category 11        a subsidiary of any company  referred to in Categories 5
                        to 10 where the company owns all of the voting shares of the subsidiary

____ Category 12        a person or  company  registered  under  the  securities
                        legislation of any province or territory of Canada, as an adviser or dealer, other than a limited market dealer registered under the SECURITIES ACT (Ontario)

____ Category 13        a pension fund that is regulated by either the Office of
                        the Superintendent of Financial Institutions (Canada) or a provincial pension commission or similar regulatory authority

____ Category 14        a   company,    syndicate,    partnership,    trust   or
                        unincorporated organization organized outside of Canada that is analogous to any of the entities referred to in Categories 5 to 13 in form and function

____ Category 15        a mutual fund or non-redeemable investment fund that, in
                        the province or territory where the securities of the Issuer are being sold, distributes its securities only to persons or companies that are accredited investors

____ Category 16        a mutual fund or non-redeemable investment fund that, in
                        the province or territory where the securities of the Issuer are being sold, distributes its securities under a prospectus for which the regulator has issued a receipt

Government Organizations


____ Category 17        the  government  of Canada or a  province,  or any crown
                        corporation or agency of the government of Canada or a province

____ Category 18        a municipality in Canada

____ Category 19        any national, federal, state, provincial, territorial or
                        municipal government of or in any foreign jurisdiction, or any agency of that government

Other Corporations, Partnerships, Trusts & Charities


____ Category 20        a registered charity under the INCOME TAX ACT (Canada)

____ Category 21        a  company,   limited  partnership,   limited  liability
                        partnership, trust or estate, other than a mutual fund or non-redeemable investment fund, that had net assets of at least $5,000,000 as reflected in its most recently prepared financial statements

____ Category 22        a person  or  company  in  respect  of which  all of the
                        owners of interests, direct or indirect, legal or beneficial, are persons or companies that are accredited investors

The statements made in this Questionnaire are true and accurate to the best of my information and belief and I will promptly notify the Issuer of any changes in the answers.

Dated _______________ 2003.

                                  X--------------------------------------------
                                  Signature of individual (if Subscriber IS an individual)

                                  X--------------------------------------------
                                  Authorized signatory (if Subscriber is NOT an individual)

                                  ---------------------------------------------
                                  Name of Subscriber (PLEASE PRINT)

                                  ---------------------------------------------
                                  Name of authorized signatory (PLEASE PRINT)

                                  ---------------------------------------------
                                  Official capacity of authorized signatory
                                  (PLEASE PRINT)